UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor, New York, NY 10006

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2019, Ideanomics, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”), with ID Venturas 7, LLC. an exempted company incorporated and existing under the laws of the Delaware (“ID Venturas”), pursuant to which ID Venturas invested $2,500,000 and received (i) a promissory note (the “Convertible Note”) in the amount of $2,500,000 which is senior secured and convertible at $1.84 per share of Company common stock, subject to anti-dilution adjustments, (ii) 1,000,000 shares of common stock of the Company and (iii) a warrant (the “Warrant”) exercisable for 150% of the number of shares of common stock which the Note is convertible into. The Convertible Note is convertible into common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $1.84, subject to anti-dilution adjustments. The Convertible Note matures on March 27, 2020, and accrues at a 10% interest rate. Pursuant to the terms of the Convertible Note, ID Venturas has anti-dilution rights which adjust the $1.84 conversion price in connection with issuances below $1.84. As a post-closing covenant the Company and ID Venturas also agreed that the related legal opinions could be delivered within 5 trading days post-closing and if not delivered the Company (i) would be in default under the Note and (ii) deliver 1,000,000 shares of common stock. ID Venturas 7, LLC retains an option to fund up to an additional $2,500,000.00 within the next 60 days on the same terms as this investment.

In connection with the above transaction, the Company also entered into a registration rights agreement with ID Venturas (the “Registration Rights Agreement”) which grants ID Venturas demand registration rights and a Subsidiary Guarantee from certain of the Company’s subsidiaries (the “Sub-Guarantee”).

The foregoing description of the Purchase Agreement, the Convertible Note, the Warrant, the Sub-Guarantee and the Registration Rights Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to a Form 10-Q or 10-K of the Company, as required.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Purchase Agreement and the Bond discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Common Stock discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: October 3, 2019	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer